UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2005

                   SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


   Nevada                      333-10456                 56-2416925
--------------             ------------------     ---------------------------
(State or other        (Commission File Number)         (IRS Employer
jurisdiction of                                        Identification No.)
incorporation)



6 Youpeng Road, Qufu, Shandong, China                  273100
--------------------------------------          ----------------------
(Address of principal executive offices)             Zip Code)

Registrant's telephone number, including area code: (86) 537-442-4999



                                 Not applicable
               ---------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On February 5, 2005, Sunwin International Neutraceuticals, Inc. (the "Company") received the resignation of (a) Baozhong Yuan as its chief executive officer and a director and (b) Lei Zhang as its secretary.

         On February 5, 2005, the Company's board of directors appointed (a) Dongdong Lin as the Company's chief executive officer, secretary and a director, and (b) Huaizhi Chen as the Company's vice president in Finance and a director. Each will serve as a director until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

         Dongdong Lin joined Sunwin in 1996 as its assistant to President. Since that time, she has served as its department director and, since 1998, as its vice president. Miss Lin holds a Bachelors Degree in English from Beijing Foreign Language University and a Masters Degree in Economics from the China Academy of Social Science.
         Huaizhi Chen joined Sunwin in 2004. Mr. Chen graduated from Nanchang Institute of Aeronautical Technology and earned his Bachelors of Economy Administration Degree in 2000. He also successfully completed a public relationship certification training program offered by the Public Relations Education Society China in 2000. Mr. Chen was employed by the Jianhua Group, a company to produce construction material from 2003 to 2004, as an assistant manager.

Item 9.01         Financial Statements and Exhibits

                  None




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.



Date:  February 18, 2005                       By: /s/ Dongdong Lin
                                            ----------------------------------
                                             CEO